Exhibit 99.1

SPECIAL MEETING OF SHAREHOLDERS OF

CLARITY VISUAL SYSTEMS, INC.

27350 SW 95th Avenue, Suite 3038

Wilsonville, OR 97070

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder of Clarity Visual Systems, Inc., a Oregon corporation (the “Company”), hereby appoints Paul E. Gulick and Ron Merryman, and each of them individually, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock or preferred stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company, to be held at Bullivant Houser Bailey PC, 300 Pioneer Tower, 888 SW Fifth Avenue, Portland, OR 97204, at 9:00 a.m., Pacific Daylight Saving Time, on September 11, 2006, and at any adjournments thereof, on the matters set forth in the Notice of Special Meeting of Shareholders, and described in the proxy statement/prospectus delivered therewith, receipt of which Notice of Special Meeting of Shareholder and joint proxy statement/prospectus (together with all annexes referred to therein) is hereby acknowledged. In the absence of written contrary instructions from the undersigned either indicated hereon or given to the above-named proxies, the shares represented hereby will be voted in favor of the following proposals:

1.	To approve the principal terms of the merger contemplated by the Agreement and Plan of Merger and Reorganization dated July 18, 2006, by and among Clarity Visual Systems, Inc., Planar Systems, Inc., Cornell Acquisition Corporation, a newly formed, wholly owned subsidiary of Planar, Paul E. Gulick, as Shareholder Representative, and Mellon Investor Services, LLC, as Escrow Agent, pursuant to which Clarity will become a wholly-owned subsidiary of Planar. Approval of the Merger Agreement will constitute approval of the merger and the other transactions contemplated by the Merger Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	In accordance with the discretion of the proxyholder(s), as to all other matters for which votes may be cast under this proxy.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER ON THE PROXY. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSAL 1, AND AS THE PROXYHOLDER(S) DETERMINE IN THEIR DISCRETION ON ANY OTHER ISSUES THAT COME BEFORE THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The proxyholder(s) named above, including any substitute, may exercise all powers granted hereunder at said meeting or any adjournments thereof. This proxy revokes any proxy to vote such shares at such meeting or any adjournments thereof previously given by the undersigned to anyone.

DATED: , 2006 (IMPORTANT PLEASE INSERT DATE)
Typed or Printed Name(s)

Signature

Signature

Type and Number of shares of Common Stock owned

Type and Number of shares of Series A Preferred Stock owned

Type and Number of shares of Series B Preferred Stock owned

THIS PROXY SHOULD BE MARKED, DATED, SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS, HER OR ITS NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

RETURN PROXY TO:	CLARITY VISUAL SYSTEMS, INC.
27350 SW 95th Avenue, Suite 3038
Wilsonville, OR 97070
Attn: Corporate Secretary